                                                                  EXHIBIT 10.(b)


            FIRST AMENDMENT TO CREDIT AGREEMENT AND PLEDGE AGREEMENT


         THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND PLEDGE AGREEMENT (this "Agreement") is made and entered into as of this 9th day of November, 2001, among FLORIDA EAST COAST INDUSTRIES, INC., a Florida corporation (the "Borrower"), the Banks set forth on the signature pages hereto (the "Banks"), BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Banks under this Agreement (in such capacity, the "Administrative Agent") and as Swingline Bank and Letter of Credit Issuing Bank, FIRST UNION NATIONAL BANK, a national banking association, as syndication agent, and SUNTRUST BANK, a Georgia banking corporation, as documentation agent for the Banks under this Agreement.

                                    RECITALS

         A. The Borrower and the Banks are parties to that certain Credit Agreement dated as of March 22, 2001 (as amended from time to time, the "Credit Agreement"), pursuant to which the Banks agreed to make Loans from time to time in an aggregate principal amount of up to $375,000,000. Capitalized terms not otherwise defined herein shall have the meanings given such terms in the Credit Agreement.

         B. To secure its obligations to the Banks under the Credit Agreement, the Borrower granted to the Banks a security interest in the Collateral. The Collateral includes all of the assets described in Section 2.01 of the Credit Agreement.

         C. To induce the Banks to make the loans to the Borrower under the Credit Agreement, Florida East Coast Railway, LLC, Flagler Development Company, Gran Central - Deerwood North, L.L.C., Florida Express Carriers, Inc., Florida Express Logistics, Inc., Florida East Coast Deliveries, Inc. and Railroad Track Construction Corporation (collectively, the "Guarantors") have delivered to the Administrative Agent for the benefit of the Banks a Guaranty Agreement, dated as of March 22, 2001, as amended (the "Guaranty"), guaranteeing payment and performance by the Borrower of its Obligations under the Credit Agreement.

         D. To further induce the Banks to make the loans to the Borrower under the Credit Agreement, the Borrower delivered to the Administrative Agent for the benefit of the Banks a Pledge Agreement, dated as of March 22, 2001, as amended (the "Existing Pledge Agreement"), pledging all of the Capital Securities of Florida East Coast Railway, LLC as security for the prompt and complete payment and performance by the Borrower of its Obligations under the Credit Agreement.

         E. The Banks are willing to make certain amendments to the Credit Agreement and the Existing Pledge Agreement on the terms and conditions set forth herein, including but not limited to (i) permanently reducing the aggregate Commitments, (ii) providing for an increase in the Letter of Credit Commitment, (iii) amending certain loan pricing provisions, (iv) modifying certain affirmative, negative and financial covenants and (v) providing for the pledge of additional Collateral.

                                    AGREEMENT

         In consideration of the Recitals and of the mutual promises and covenants contained herein, the Banks and the Borrower agree as follows:

         1. Amendments to Credit Agreement. The Borrower, the Administrative Agent, the Issuing Bank and the Banks agree to the following amendments to the Credit Agreement:

                  (a) Pursuant to Sections 1.05(e) and (f) of the Credit Agreement, the amount of each Bank's Commitment is hereby reduced to the amount set forth opposite such Bank's name on the signature pages hereof such that the aggregate amount of the Commitments shall be $300,000,000.

                  (b) Section 1.01(c) of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

                  Letter of Credit Commitment. The Issuing Bank shall issue, until the Commitment Termination Date, and the Banks shall participate in, such standby and commercial Letters of Credit in U.S. Dollars as the Borrower may request for its own account or for the account of other Group Members, in a form acceptable to the Issuing Bank, for the purposes hereinafter set forth; provided that (i) prior to the satisfaction by the Borrower of the Flagler Bond Conditions, the aggregate stated amount of Letters of Credit outstanding shall not exceed Twenty-Five Million Dollars ($25,000,000) at any time, (ii) upon the Administrative Agent's determination, in its sole discretion, that the Flagler Bond Conditions have been satisfied, the aggregate stated amount of the Letters of Credit outstanding shall not exceed an amount equal to Twenty-Five Million Dollars ($25,000,000) plus the amount available to be drawn at any time under the Flagler Letter of Credit and (iii) the aggregate principal amount of Revolving Loans and Swingline Loans plus the aggregate stated amount of Letters of Credit outstanding at any time shall not exceed the aggregate Commitments. Except for the Flagler Letter of Credit, Letters of Credit issued hereunder shall not have an original expiry date more than one year from the date of issuance or extension. No Letter of Credit issued hereunder shall have an expiry date, whether as originally issued or by extension, later than one week prior to the Commitment Termination Date. Each Letter of Credit shall comply with the related LOC Documents and such additional terms and conditions as the Issuing Bank may reasonably require. The issuance date of each Letter of Credit shall be a Business Day. Letters of Credit shall be subject to the additional terms and conditions set forth in Section 1.20 below.

                  (c) Section 2.01 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

                  SECTION 2.01. Collateral.

                  The Loans and all other Obligations shall be:

                           (a) secured by a first priority, perfected security
                  interest in all of the issued and outstanding Capital Securities of FECR, Florida Express Carriers, Inc. and Florida Express Logistics, Inc. and all of the issued and outstanding shares of Class A Common Stock of EPIK (the "Collateral") pursuant to Pledge Agreements substantially in the form attached hereto as Exhibit C (collectively, the "Pledge Agreements"). Notwithstanding the foregoing, such pledge shall be released on the later of (i) the second anniversary of the Closing Date and (ii) the last day of the second consecutive quarter in which the Leverage Ratio has been less than 2.25x, provided that the Global Leverage Ratio is less than 3.50x at the time of such release. If the Leverage Ratio is greater than or equal to 2.25x at any time after such pledge has been released, the Borrower shall re-pledge the Collateral to the Banks and take all actions necessary to effect such pledge; and provided further that the pledge of the Capital Securities of EPIK shall be released as necessary to complete a partial or complete sale, transfer or other disposition of such Capital Securities to a Person other than an Affiliate (including by merger or otherwise) made in compliance with the provisions of this Agreement, provided that (i) both before and after giving effect to such sale no Default or Event of Default has occurred and is continuing and (ii) if the proceeds of such Capital Securities of EPIK are Capital Securities, then such proceeds shall be pledged as Collateral to the Banks to the extent that such pledge would not result in a violation of any agreement relating to such sale, transfer or other disposition; and

                           (b) subject to a negative pledge pursuant to Section
                  6.01 below.

                  (d) Section 5.06 of the Credit Agreement is hereby amended by deleting the word "and" from paragraph (j), renumbering paragraph (k) as paragraph (l) and adding the following new paragraph (k):

                           (k) EPIK Restructuring. Promptly after the close of
                  trading on the New York Stock Exchange on the Business Day prior to the occurrence of the earlier of (i) the announcement of the EPIK Restructuring or (ii) the Borrower's earnings announcement for the fiscal quarter ending on March 31, 2002, a written report describing in reasonable detail the progress of the EPIK Restructuring; and

                  (e) Section 6.02 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

                  SECTION 6.02.  Debt.

                           The Borrower shall not, and shall not cause, permit
                  or suffer any other Group Member, directly or indirectly, to create, incur, assume or suffer to exist any Debt, except (a) Debt hereunder and under the Loan Documents in respect of the Notes and the Letters of Credit, (b) Debt between and among Group Members, (c) equipment acquisition financing, the aggregate amount of which shall not exceed $10,000,000, (d) with respect to Flagler, Non-recourse Debt, the aggregate amount of which shall not exceed the sum of $250,000,000 and
                  (e) Debt in respect of the Bond Issuance to the extent that such Debt is secured by the Flagler Letter of Credit.

                  (f) Section 7.04 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

                  SECTION 7.04.  Maximum Global Leverage Ratio.

                  The Consolidated Group shall maintain during the following fiscal quarters a Global Leverage Ratio not to exceed the following:

                 ---------------------------------------------------------------
                           Quarters Ending                          Ratio
                           ---------------                          -----
                 ---------------------------------------------------------------
                          December 31, 2001                      4.00 to 1.00
                 ---------------------------------------------------------------
                  March 31, 2002 and June 30, 2002               4.75 to 1.00
                 ---------------------------------------------------------------
                         September 30, 2002                      4.25 to 1.00
                 ---------------------------------------------------------------
                          December 31, 2002                      3.75 to 1.00
                 ---------------------------------------------------------------
                   March 31, 2003 and all quarters               3.50 to 1.00
                             thereafter
                 ---------------------------------------------------------------

                  (g) The following definitions set forth in Exhibit A to the Credit Agreement are hereby amended by deleting the existing definitions in their entirety and replacing them with the following:

                           "Applicable Commitment Fee Percentage" means the
                  percentage per annum to be used to calculate the Commitment Fee payable to the Banks in respect of the unused portion of the Commitments. The Applicable Commitment Fee Percentage shall be determined based upon the Leverage Ratio and the Global Leverage Ratio as of the last day of the fiscal quarter most recently ended as follows:

                             Leverage                     Applicable Commitment
                              Ratio                           Fee Percentage
                              -----                           --------------

                  Less than 1.25x                                 0.200%

                  Less than 1.75x but greater than or             0.225%
                  equal to 1.25x

                  Less than 2.25x but greater than or             0.275%
                  equal to 1.75x

                  Less than 2.75x but greater than or             0.325%
                  equal to 2.25x

                  Greater than or equal to 2.75x                  0.375%

                  provided that in the event that the Global Leverage Ratio is greater than 3.50x as of the last day of the fiscal quarter most recently ended, then the Applicable Commitment Fee Percentage set forth above shall be increased by 0.125%.

                           The ratio upon which a determination of "Applicable
                  Commitment Fee Percentage" is based shall be computed on the basis of the quarterly financial statements and Compliance Certificate delivered by Borrower pursuant to Sections 5.06(a) and (g). Changes in the Applicable Commitment Fee Percentage shall be effective as of third Business Day after receipt by the Administrative Agent of such financial statements and Compliance Certificate, provided that if such financial statements and Compliance Certificate are not delivered on a timely basis, the Applicable Commitment Fee Percentage shall be 0.50% until such financial statements and Compliance Certificate are delivered. In the event that any financial information provided by Borrower is subsequently determined to be inaccurate and accurate information would have resulted in a higher Applicable Commitment Fee Percentage, such higher Applicable Commitment Fee Percentage shall be given effect retroactively and Borrower shall promptly pay to the Administrative Agent for the benefit of the Banks such amount as is necessary to give effect to such change.

                           "Applicable Margin" means the annual rate of interest
                  to be added to the Base Rate, Floating LIBOR Rate and the Adjusted Eurodollar Rate, as applicable, in calculating interest payable on the Notes. The Applicable Margin shall be determined based upon the Leverage Ratio and the Global Leverage Ratio as of the last day of the fiscal quarter most recently ended as follows:

                                   Applicable      Applicable     Applicable
                                   Margin for      Margin for     Margin for
         Leverage                  Eurodollar      Base Rate      Swingline
         Ratio                        Loans          Loans           Loans
         -----                     -----------     ----------     ----------

Less than 1.25x                      0.750%          0.000%         0.750%

Less than 1.75x but greater          0.875%          0.000%         0.875%
than or equal to 1.25x

Less than 2.25x but greater          1.125%          0.000%         1.125%
than or equal to 1.75x

Less than 2.75x but greater          1.375%          0.000%         1.375%
than or equal to 2.25x

Greater than or equal to 2.75x       1.625%          0.125%         1.625%

                  provided that (i) in the event that the Global Leverage Ratio is less than 4.00x but greater than 3.50x as of the last day of the fiscal quarter most recently ended, then the Applicable Margin set forth above shall be increased by 0.25% and (ii) in the event that the Global Leverage Ratio is greater than or equal to 4.00x as of the last day of the fiscal quarter most recently ended then the Applicable Margin set forth above shall be increased by 0.50%.

                           The ratio upon which a determination of "Applicable
                  Margin" is based shall be computed on the basis of the quarterly financial statements and Compliance Certificate delivered by Borrower pursuant to Sections 5.06(a) and (g). Changes in the Applicable Margin shall be effective as of third Business Day after receipt by the Administrative Agent of such financial statements and Compliance Certificate, provided that if such financial statements and Compliance Certificate are not delivered on a timely basis, the Applicable Margin shall be 0.625% on Base Rate Loans, 2.125% on Eurodollar Rate Loans and 2.125% on Swingline Loans until such financial statements and Compliance

                  Certificate are delivered. In the event that any financial information provided by Borrower is subsequently determined to be inaccurate and accurate information would have resulted in a higher Applicable Margin, such higher Applicable Margin shall be given effect retroactively and Borrower shall promptly pay to the Administrative Agent for the benefit of the Banks such amount as is necessary to give effect to such change.

                           "Global EBITDA" means, for any fiscal period of the
                  Borrower, the sum of Group EBITDA, plus EBITDA of EPIK for such period, plus Allowed EPIK Charges for such period.

                           "Loan Documents" means this Agreement, the Notes, the
                  Guaranty Agreements, the Pledge Agreements and any other document now or hereafter executed or delivered in connection with this Agreement or the Obligations, including, without limitation, any life insurance assignment, pledge agreement, security agreement, financing statement, deed of trust, mortgage, promissory note, Rate Hedging Agreement or subordination agreement (including any renewals, extensions and refundings thereof and any modifications, supplements and amendments thereto and substitutes therefor), each of which shall be in form and substance satisfactory to the Banks.

                  (h) The following definitions are added to Exhibit A, in alphabetical order:

                           "Allowed EPIK Charges" means all cash EPIK
                  Restructuring Charges, in an aggregate amount not to exceed $15,000,000, and all non-cash EPIK Restructuring Charges, in each case that are (i) actually incurred or accrued prior to December 31, 2002 and (ii) determined in accordance with Generally Accepted Accounting Principles.

                           "Bond Issuance" means the issuance by (i) the City of
                  Jacksonville, Florida, (ii) a community development district established by Flagler pursuant to Chapter 190, Florida Statutes, or (iii) any other authorized governmental entity, of "low-floater" tax-exempt municipal bonds or other type of bond authorized by Chapter 190, Florida Statutes, to finance the construction of the following improvements in Jacksonville, Duval County, Florida: (x) interstate interchange improvements at US I-95 and Old St. Augustine Road, (y) road improvements to widen Old St. Augustine Road from I-95 east to US 1 and (z) infrastructure improvements in Gran Park at Jacksonville.

                           "EPIK Restructuring" means the efforts by the
                  Borrower and EPIK to restructure EPIK's business and improve EPIK's profitability, including but not limited to identifying a strategic partner, attempting to gain economies of scale and scope, shifting and improving marketing focus, developing the "Wavelength" product offering, reducing capital spending and reducing fixed costs and overhead.

                           "EPIK Restructuring Charges" means all cash and
                  noncash charges and expenses that are (i) restructuring charges specifically related to the EPIK Restructuring and identified as such in accordance with Generally Accepted Accounting Principles or (ii) specifically related to the EPIK Restructuring and scheduled in reasonable detail in an attachment, note or schedule rendered in connection with the financial statements required to be delivered pursuant to
                  Section 5.06(a).

                           "Flagler Bond Conditions" means each of the following
                  conditions: (i) there shall have been delivered to the Administrative Agent and the Issuing Bank, in form and substance reasonably satisfactory to the Administrative Agent and the Issuing Bank, executed originals of a reimbursement agreement (if required by the Administrative Agent or the Issuing Bank) and such other agreements, documents, certificates or opinions pertaining to the Flagler Letter of Credit and the Bond Issuance as the Administrative Agent or the Issuing Bank may reasonably require; (ii) as of the date of issuance of the Flagler Letter of Credit, no Default or Event of Default shall have occurred and be continuing; and
                  (iii) the Borrower shall have complied in all respects with Sections 1.01(c), 1.17 and 1.20 of this Agreement.

                           "Flagler Letter of Credit" means that certain Letter
                  of Credit to be issued by the Issuing Bank upon satisfaction of the Flagler Bond Conditions for the account of the Borrower or Flagler in respect of the Bond Issuance, which Letter of Credit (i) shall be issued in the stated amount required in connection with the Bond Issuance not to exceed $30,000,000,
                  (ii) shall contain such other terms and conditions as the Administrative Agent and the Issuing Bank may reasonably require and (iii) shall comply in all respects with Section 1.01(c) of this Agreement.

                           "Pledge Agreements" shall have the meaning assigned
                  to such term in Section 2.01 hereof.

         2. Amendments to Existing Pledge Agreement. The Borrower and the Administrative Agent, for the benefit of the Banks, agree as follows:

                  (a) As collateral security for the prompt and complete payment and performance when due of all of the Obligations, the Borrower hereby pledges to the Administrative Agent for the ratable benefit of the Banks, in addition to the Pledged Assets described in the Existing Pledge Agreement, all of the Capital Securities of Florida Express Carriers, Inc., all of the shares of Class A Common Stock of EPIK and all Pledged Assets (as defined in the Existing Pledge Agreement) related thereto and grants to the Administrative Agent for the ratable benefit of the Banks a lien on and security interest therein. Such pledge and security interest shall be subject to the terms of the Existing Pledge Agreement, as amended hereby.

                  (b) Section 4 of the Existing Pledge Agreement is hereby amended by deleting paragraph (c) in its entirety and replacing it with the following:

                           (c) Except as set forth in Section 4(j) below, the
                  Pledged Securities constitute all of the issued and outstanding Capital Securities of each issuer thereof.

                  (c) Section 4 of the Existing Pledge Agreement is further amended by adding a new paragraph (j) as follows:

                           (j) The authorized Capital Securities of EPIK consist
                  of (i) 9,500,000 shares of Class A Common Stock, $.10 par value, of which all such shares are issued and outstanding,
                  (ii) 500,000 shares of Class B Common Stock, $.10 par value, of which no such shares are issued and outstanding, and (iii) 1,000,000 shares of Preferred Stock of which 50,000 such shares are issued and outstanding. The Pledged Securities related to EPIK are all of the authorized, issued and outstanding shares of EPIK's Class A Common Stock and constitute 99.5% of the voting rights of the holders of the Common Stock of EPIK, on a fully diluted basis. Florida East Coast Railway, LLC is the legal and beneficial owner, free and clear of any encumbrances, of all of the outstanding shares of the Preferred Stock of EPIK, owning 50,000 shares of Series A Preferred Stock.

                  (d) Section 5(a) of the Existing Pledge Agreement is hereby amended by replacing the period at the end of subparagraph (iv) with a semicolon, adding the word "or" immediately thereafter and adding a new subparagraph (v) as follows:

                           (v) Permit Florida East Coast Railway, LLC to
                  transfer, pledge, sell, convey or encumber any of the Capital Securities of EPIK that Florida East Coast Railway, LLC legally or beneficially owns in EPIK.

                  (e) Section 9 of the Existing Pledge Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

                           9. Termination. This Pledge Agreement shall terminate
                  on the later of (i) the second anniversary of the Closing Date and (ii) the last day of the second consecutive quarter in which the Leverage Ratio has been less than 2.25x, provided that at the time of such termination, the Global Leverage Ratio is less than 3.50x. If the Leverage Ratio is greater than or equal to 2.25x at any time after such pledge has been released, the Borrower shall re-pledge the Collateral to the Banks and take all actions necessary to effect such pledge. Upon termination of this Pledge Agreement, the Agent shall deliver to the Pledgor, or register a release for the benefit of the Pledgor, at the Pledgor's expense, such of the Pledged Assets as shall not have been sold or otherwise applied pursuant to this Pledge Agreement.

                  (f) Schedule 1 to the Existing Pledge Agreement is hereby amended by deleting such schedule in its entirety and replacing it with the following:

                                   Schedule 1
                               CAPITAL SECURITIES

--------------------------------------------------------------------------------
Issuer, including exact name,     Certificate     No. of        Exact Name of
   the type of entity and              No.        Shares/     Registered Holder
jurisdiction of organization          (if         Units &
                                  applicable)   ownership %
--------------------------------------------------------------------------------
Florida East Coast Railway, LLC,       1        100 Units     Florida East Coast
a Florida limited liability                        100%       Industries, Inc.
company
--------------------------------------------------------------------------------
EPIK Communications Incorporated,     A1    9,500,000 shares  Florida East Coast
a Delaware corporation                         of Class A     Industries, Inc.
                                              Common Stock
                                               95% of all
                                              Common Stock,
                                              fully diluted
--------------------------------------------------------------------------------
Florida Express Carriers, Inc.,        1       100 shares     Florida East Coast
a Florida corporation                             100%        Industries, Inc.
--------------------------------------------------------------------------------

         3. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent, the Issuing Bank and each of the Banks as follows:

                  (a) Recitals. The Recitals in this Agreement are true and correct in all respects.

                  (b) Incorporation of Representations. All representations and warranties of the Borrower in the Credit Agreement and the Existing Pledge Agreement are incorporated herein in full by this reference and are true and correct as of the date hereof.

                  (c) No Defaults. No Default or Event of Default has occurred and is continuing under the Credit Agreement.

                  (d) Corporate Power; Authorization. The Borrower has the corporate power, and has been duly authorized by all requisite corporate action, to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Borrower.

                  (e) Enforceability. This Agreement is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

                  (f) No Violation. The Borrower's execution, delivery and performance of this Agreement do not and will not (i) violate any law, rule, regulation or court order to which the Borrower or any other Group Member is subject; (ii) conflict with or result in a breach of the Borrower's or any Group Member's Articles of Incorporation or Bylaws or any agreement or instrument to which the Borrower or any Group Member is party or by which it or its properties are bound, or (iii) result in the creation or imposition of any lien, security interest or encumbrance on any property of the Borrower or any Group Member, whether now owned or hereafter acquired, other than liens in favor of the Banks.

                  (g) Obligations Absolute. The obligation of the Borrower to repay the Loans, together with all interest accrued thereon, is absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to payment of the Obligations.

         4. Conditions Precedent to Effectiveness of Agreement. This Agreement shall not be effective unless and until each of the following conditions shall have been satisfied in the Administrative Agent's sole discretion or waived by the Administrative Agent:

                  (a) Execution of Agreement and Guarantors' Consent. The Administrative Agent, Issuing Bank, the Banks and the Borrower shall have executed and delivered this Agreement, and the Guarantors shall have executed the Consent of Guarantors at the end of this Agreement.

                  (b) New Pledge Agreement. The Borrower shall have delivered the Pledge Agreement of Florida Express Carriers, Inc., duly executed, pledging the Capital Securities of Florida Express Logistics, Inc.

                  (c) Pledged Capital Securities. The Borrower shall have delivered to the Administrative Agent the original stock certificates evidencing all of the issued and outstanding shares of the Class A Common Stock of EPIK and all of the Capital Securities of Florida Express Carriers, Inc. and Florida Express Logistics, Inc., accompanied by corresponding stock powers executed in blank.

                  (d) Opinions of Counsel. The Administrative Agent and the Banks shall have received favorable opinions of counsel to the Borrower addressed to the Administrative Agent and the Banks, dated as of the date hereof and satisfactory in form and substance to the Administrative Agent and the Banks, as to the due authorization, execution, delivery and enforceability of this Agreement, the Pledge Agreements, the Consent of Guarantors at the end of this Agreement and such other matters as the Administrative Agent and the Banks shall request.

                  (e) Other Deliverables. The Borrower shall have delivered, or caused to be delivered, to the Administrative Agent:

                           (i) A copy of the Articles of Incorporation of EPIK, as amended, certified as of a recent date by a State Official, a copy of its most recent bylaws and a certificate of the Secretary or an Assistant Secretary of EPIK dated as of the date hereof substantially in the form attached as Appendix 2 to Exhibit E of the Credit Agreement.

                           (ii) A certificate of a State Official, dated as of a recent date, as to the good standing and charter documents of EPIK, on file in the office of such State Official.

                           (iii) A certificate of the Secretary or an Assistant Secretary of the Borrower and each other Group Member dated as of the date hereof substantially in the form attached as Appendix 2 to Exhibit E of the Credit Agreement, certifying among other things that the Articles of Incorporation and Bylaws of such Group Member have not been amended or modified since March 22, 2001.

                           (iv) A certificate substantially in the form attached as Appendix 3 to Exhibit E of the Credit Agreement certifying that (i) the Borrower is in compliance with all the terms and provisions of the Credit Agreement, as amended by this Agreement, and that as of the date hereof no Default has occurred or is continuing, and (ii) the representations and warranties contained in Article IV of the Credit Agreement are true and correct in all material respects.

                  (f) Payment of Amendment Fee. The Borrower shall have paid to the Administrative Agent for the account of each Bank that has approved the amendments described herein, in consideration of such approval and the amendment, a fee in an amount equal to 0.25% of such Bank's Commitment (as reduced pursuant to this Agreement).

                  (g) Payment of Arrangement Fee. The Borrower shall have paid to Banc of America Securities LLC ("BAS") the balance of the arrangement fee provided for in that certain letter agreement dated October 16, 2001 between the Borrower, BAS and Bank of America, N.A.

                  (h) Payment of Expenses. The Borrower shall have paid the Administrative Agent all of its reasonable costs and expenses (including the Administrative Agent's attorneys fees) incurred in connection with the preparation of this Agreement.

                  (i) Mandatory Payment. The Borrower shall have repaid the Revolving Loans in an amount sufficient to reduce the outstanding principal balance of the Revolving

Loans to an amount not greater than the aggregate reduced Commitments (as provided in Section 1(a) above) less the aggregate principal amount of Swingline Loans outstanding less the aggregate stated amount of Letters of Credit outstanding. All repayments under this Section shall have been accompanied by accrued interest on the principal amount being repaid to the date of repayment.

         5. Effect and Construction of Agreement. Except as expressly provided herein, the Credit Agreement, the Pledge Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms, and this Agreement shall not be construed to:

                  (i) impair the validity, perfection or priority of any lien or security interest securing the Obligations;

                  (ii) waive or impair any rights, powers or remedies of the Administrative Agent, the Issuing Bank and the Banks under the Credit Agreement and the Loan Documents; or

                  (iii) constitute an agreement by the Administrative Agent, the Issuing Bank and the Banks or require them to make further amendments to the Credit Agreement or the Pledge Agreement.

         In the event of any inconsistency between the terms of this Agreement, the Credit Agreement, the Pledge Agreement or any of the other Loan Documents, this Agreement shall govern. The Borrower acknowledges that it has consulted with counsel and with such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Agreement or any part hereof to be drafted.

         6. Miscellaneous.

                  (a) Further Assurance. The Borrower agrees to execute such other and further documents and instruments as the Administrative Agent, the Issuing Bank and the Banks may request to implement the provisions of this Agreement.

                  (b) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, their respective successors and assigns. No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third-party beneficiary of this Agreement.

                  (c) Integration. This Agreement, together with the Credit Agreement and the Loan Documents, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter. In entering into this Agreement, the Borrower acknowledges that it is relying on no statement, representation, warranty, covenant or agreement of any kind made by the Administrative Agent, the Issuing Bank and the Banks or any employee or agent of the Administrative Agent, the Issuing Bank and the Banks, except for the agreements of the Administrative Agent, the Issuing Bank and the Banks set forth herein.

                  (d) Severability. The provisions of this Agreement are intended to be severable. If any provisions of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity of enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

                  (e) Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York (including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law), but excluding, to the fullest extent permitted by applicable law, all other choice of law and conflict of law rules.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.

                  (g) Notices. Any notices with respect to this Agreement shall be given in the manner provided for in Section 10.04 of the Credit Agreement.

                  (h) Amendment. No amendment, modification, rescission, waiver or release of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the parties hereto.

                        [Signatures Appear on Next Page]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

                                  FLORIDA EAST COAST INDUSTRIES, INC.,
                                  as Borrower

                                  By: __________________________
                                      Richard G. Smith
                                      Chief Financial Officer

                                  BANK OF AMERICA, N.A., as Administrative Agent

                                  By: __________________________
                                      Susan J. Ryan
                                      Vice President
                                  Address:
                                           231 South LaSalle
                                           Chicago, Illinois 60697


Amounts
-------
                                  BANK OF AMERICA, N.A.,
                                  as Bank, Swingline Bank and Issuing Bank

$60,000,000                       By: ______________________
                                      John M. Hall
                                      Senior Vice President
                                  Address:
                                           550 West Main Street
                                           Knoxville, Tennessee 37902


                                  FIRST UNION NATIONAL BANK,
                                  as Syndication Agent and Bank

$48,000,000                       By: ______________________
                                      Charles N. Kauffman
                                      Senior Vice President
                                  Address:
                                           225 Water Street, 2nd Floor
                                           Jacksonville, Florida 32202

                                  SUNTRUST BANK,
                                  as Documentation Agent and Bank

$48,000,000                       By: ______________________
                                      C. William Buchholz
                                      Director
                                  Address:
                                           200 West Forsyth Street
                                           Jacksonville, Florida  32202


                                  WACHOVIA BANK, N.A.,
                                  as Bank

$40,000,000                       By: ______________________
                                      Kimberly A. Bruce
                                      Vice President
                                  Address:
                                           100 North Tampa Street
                                           Suite 4100
                                           Tampa, Florida  33602


                                  UNION PLANTERS BANK,
                                  as Bank

$24,000,000                       By: ______________________
                                      Edward F. Holden
                                      Executive Vice President
                                  Address:
                                           1489 West Palmetto Park Road
                                           3rd Floor
                                           Boca Raton, Florida  33486


                                  FLEET NATIONAL BANK,
                                  as Bank

$24,000,000                       By: ______________________
                                      David J. Doucette
                                      Vice President
                                  Address:
                                           100 Federal Street
                                           Mailstop MADE10008D
                                           Boston, Massachusetts  02110

                                  LASALLE BANK NATIONAL ASSOCIATION,
                                  as Bank

$24,000,000                       By: ______________________
                                      Robert W. Hart
                                      First Vice President
                                  Address:
                                           135 South LaSalle Street
                                           Suite 361
                                           Chicago, Illinois  60603


                                  BNP PARIBAS,
                                  as Bank

$12,000,000                       By: ______________________
                                      Brian F. Hewett
                                      Director

                                  By: ______________________
                                      Richard Sted
                                      Central Region Manager
                                  Address:
                                           209 S. LaSalle Street, Suite 500
                                           Chicago, Illinois  60604
                                           (312) 977-1384


                                  REPUBLIC BANK,
                                  as Bank

$8,000,000                        By: ______________________
                                      Brigitta A. Lawton
                                      Senior Vice President
                                  Address:
                                           28050 U.S. Highway 19 North
                                           Clearwater, Florida  33761

                                  COMPASS BANK,
                                  as Bank

$8,000,000                        By: _________________________
                                      C. French Yarbrough, Jr.
                                      Senior Vice President
                                  Address:
                                           10060 Skinner Lake Drive
                                           Jacksonville, Florida  32246


                                  ISRAEL DISCOUNT BANK,
                                  as Bank

$4,000,000                        By: ______________________
                                      Robert K. Munoz
                                      Vice President
                                  Address:
                                           2875 Northeast 191 Street
                                           Suite 200
                                           Aventura, Miami  Florida  33180

CONSENT OF GUARANTORS
---------------------


         The undersigned are the Guarantors referred to in the preceding Agreement. The undersigned do hereby consent to the terms of this Agreement and do hereby ratify and confirm the Guaranty Agreement in all respects.

                                        FLORIDA EAST COAST RAILWAY, LLC,
                                           a Florida limited liability company


                                        By: /s/ R. W. Anestis
                                            ---------------------------------
                                        Title: Chairman


                                        FLAGLER DEVELOPMENT COMPANY,
                                          a Florida corporation


                                        By: /s/ R. W. Anestis
                                            ---------------------------------
                                        Title: Chairman


                                        GRAN CENTRAL-DEERWOOD NORTH, L.L.C.,
                                          a Delaware limited liability company


                                        By: /s/ R. W. Anestis
                                            ---------------------------------
                                        Title: Chairman


                                        FLORIDA EXPRESS CARRIERS, INC.,
                                          a Florida corporation


                                        By: /s/ R. W. Anestis
                                            ---------------------------------
                                        Title: Chairman


                                        FLORIDA EXPRESS LOGISTICS, INC.,
                                          a Florida corporation


                                        By: /s/ R. W. Anestis
                                            ---------------------------------
                                        Title: Chairman

                                        FLORIDA EAST COAST DELIVERIES, INC.,
                                          a Florida corporation


                                        By: /s/ R. W. Anestis
                                            ---------------------------------
                                        Title: Chairman


                                        RAILROAD TRACK CONSTRUCTION CORPORATION,
                                          a Florida corporation


                                        By: /s/ R. W. Anestis
                                            ---------------------------------
                                        Title: Chairman

                                PLEDGE AGREEMENT


         THIS PLEDGE AGREEMENT, dated as of November 9, 2001, made by FLORIDA EXPRESS CARRIERS, INC., a Florida corporation (the "Pledgor"), to BANK OF AMERICA, N.A., a national banking association, as administrative agent (in such capacity, the "Agent"), for the banks (the "Banks") under the Credit Agreement (as defined below), recites and provides:

                                    RECITALS

         WHEREAS, pursuant to the Credit Agreement dated as of March 22, 2001, among Florida East Coast Industries, Inc., a Florida corporation and owner of 100% of the issued and outstanding capital stock of the Pledgor (the "Borrower"), the Agent and the Banks named therein, the Banks have agreed to make Loans to the Borrower for the purposes described in the Credit Agreement, such Loans to be evidenced by Notes of the Borrower payable to the order of the respective Banks as provided in the Credit Agreement;

         WHEREAS, the Credit Agreement is being amended pursuant to that certain First Amendment to Credit Agreement and Pledge Agreement, dated as of the date hereof (the "Amendment"), among the Borrower, the Agent and the Banks named therein; and

         WHEREAS, the Banks are willing to enter into the Amendment and make the Loans under the Credit Agreement as amended by the Amendment (as so amended, the "Credit Agreement"), but only upon the condition, among others, that the Pledgor executes and delivers to the Agent for the ratable benefit of the Banks this Pledge Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

         1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement shall have their defined meanings when used herein. For the purposes of this Pledge Agreement, the following terms shall have the following meanings:

                  "Obligations" means all indebtedness, liabilities and obligations of the Borrower or the Pledgor, including obligations under Rate Hedging Agreements to any of the Administrative Agent and the Banks, whether now existing or hereafter arising, direct or indirect, fixed or contingent, secured or unsecured, matured or unmatured, joint, several or joint and several, arising out of or in connection with the Credit Agreement, the Notes, the Loans, or any other Loan Document or other document executed and delivered in connection with the Credit Agreement or the Loans.

                  "Pledged Assets" means the Capital Securities described in
         Schedule 1 hereto, together with all certificates, options, rights, dividends, other distributions or intangible rights or assets issued as an addition to, in substitution or in exchange for, or on account of, any such Capital Securities, and all proceeds of all of the foregoing, now or hereafter owned or acquired by the Pledgor.

                  "Pledged Securities" means the Capital Securities described in
         Schedule 1 hereto and all other Capital Securities now or hereafter included in the Pledged Assets.

         2. Grant of Security Interest.

         (a) As collateral security for the prompt and complete payment and performance when due of all of the Obligations and in order to induce the Agent and the Banks to enter into the Amendment and make the Loans in accordance with the terms of the Credit Agreement, the Pledgor hereby pledges to the Agent for the ratable benefit of the Banks the Pledged Assets and grants to the Agent for the ratable benefit of the Banks a lien on and security interest therein.

         (b) If the Pledgor shall become entitled to receive or shall receive, in connection with any of the Pledged Securities, any:

                  (i) Certificate or other evidence of ownership, including, but without limitation, any certificate issued in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination, spin-off or split-off;

                  (ii) Option, warrant, or right, whether as an addition to or in substitution or in exchange for any of the Pledged Securities, or otherwise;

                  (iii) Dividend or distribution payable in property (other than cash), including Capital Securities issued by an issuer other than the issuer of any of the Pledged Securities; or

                  (iv) Dividends or distributions of any sort (other than those permitted to be retained by the Pledgor pursuant to Section 2(d));

         then the Pledgor shall accept the same as the agent of the Agent and the Banks, in trust for the Agent and the Banks, and shall deliver them forthwith to the Agent in the exact form received with, as applicable, the Pledgor's endorsement when necessary, or appropriate stock powers duly executed in blank, to be held by the Agent, subject to the terms hereof, as part of the Pledged Assets.

         (c) Prior to the occurrence of an Event of Default, the Pledgor shall retain all voting rights with respect to the Pledged Securities. At any time the Agent, at its option, may have any or all of the Pledged Securities registered in its name or that of its nominee on the books of the issuer of the Pledged Securities, and the Pledgor hereby covenants that, upon the Agent's request, the Pledgor will cause the issuer of the Pledged Securities to effect such registration. If such registration is effected prior to the occurrence of an Event of Default, the Pledgor shall nevertheless retain all voting rights with respect to the Pledged Securities, and, for that purpose, the Agent shall execute and deliver to the Pledgor all proxies reasonably requested by the Pledgor. Immediately upon written notice to the Pledgor following the occurrence and during the continuation of any Event of Default, whether or not the Pledged Securities shall have been registered in the name of the Agent or its nominee, the Agent or its nominee shall have, with respect to the Pledged Securities, the right to exercise all voting rights with respect thereto and all conversion, exchange, subscription or other rights, privileges or options as any owner or holder pertaining thereto as if it were the absolute owner thereof, including, without limitation, the right to exchange any or all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by such issuer of any right, privilege, or option pertaining to any of the Pledged Securities, and, in connection therewith, to deliver any of the Pledged Securities to any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it; but the Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or any delay in so doing.

         (d) Unless an Event of Default has occurred and is continuing, the Pledgor shall be entitled, if not prohibited by the Credit Agreement, to receive for its own use cash dividends or distributions on the Pledged Securities. Upon the occurrence and during the continuation of an Event of Default, the Agent may require any such cash dividends or distributions to be delivered to the Agent as additional security hereunder or applied toward the satisfaction of the Obligations.

         3. Remedies, Rights Upon Default.

         (a) Upon and after the occurrence and during the continuation of an Event of Default, the Agent may, without demand of performance or other demand, advertisement, or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other person (all of which are, to the extent permitted by law, hereby expressly waived), forthwith realize upon the Pledged Assets or any part thereof, and may forthwith, or agree to, sell or otherwise dispose of and deliver the Pledged Assets or any part thereof or interest therein, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Agent's offices or elsewhere, at such prices and on such terms (including, but without limitation, a requirement that any purchaser of all or any part of the Pledged Securities purchase the shares or other interests constituting the Pledged Securities for investment and without any intention to make a distribution thereof) as it may deem best, for cash or on credit, or for future delivery without assumption of any credit risk, with the right to the Agent or any purchaser to purchase upon any such sale the whole or any part of the Pledged Assets free of any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived and released.

         (b) The proceeds of any such disposition or other action by the Agent shall be applied as follows:

                  (i) First, to the costs and expenses incurred in connection therewith or incidental thereto or to the care or safekeeping of any of the Pledged Assets or in any way relating to the rights of the Agent hereunder, including reasonable attorneys' fees and legal expenses;

                  (ii) Second, to the satisfaction of the Obligations;

                  (iii) Third, to the payment of any other amounts required by applicable law (including, without limitation, Section 9-504(1)(c) of the Uniform Commercial Code as in effect in the State of Florida (the "UCC")); and

                  (iv) Fourth, to the Pledgor to the extent of any surplus proceeds.

         (c) The Agent need not give more than ten days' notice of the time and place of any public sale or of the time after which a private sale may take place, which notice the Pledgor hereby deems reasonable.

         4. Representations and Warranties of Pledgor. The Pledgor represents and warrants that:

         (a) It has, and has duly exercised, all requisite power and authority to enter into this Pledge Agreement, to pledge the Pledged Assets for the purposes described in the recitals to this Pledge Agreement, and to carry out the transactions contemplated by this Pledge Agreement;

         (b) It is the legal and beneficial owner of all of the Pledged Assets;

         (c) The Pledged Securities constitute all of the issued and outstanding Capital Securities of each issuer thereof;

         (d) All of the Pledged Securities have been duly and validly issued, are fully paid and nonassessable, and all of the Pledged Assets are owned by the Pledgor free of any pledge, mortgage, hypothecation, lien, charge, encumbrance or security interest in or on such Pledged Assets or the proceeds thereof, except for that granted hereunder;

         (e) The execution and delivery of this Pledge Agreement, and the performance of its terms, will not result in any violation of any provision of the Organizational Documents of the Pledgor or the applicable issuer of the Pledged Securities or violate or constitute a default under the terms of any agreement, indenture or other instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation, applicable to the Pledgor or any of its property; and

         (f) Upon the delivery of all certificates and instruments evidencing the Pledged Securities to the Agent or its agent and the filing of a financing statement in the filing office described in Schedule 2 hereto naming the Pledgor as debtor, the Agent as secured party and describing the Pledged Assets, this Pledge Agreement will create a valid first lien upon and perfected security interest in the Pledged Assets and the proceeds thereof, subject to no prior security interest, lien, charge or encumbrance, or agreement purporting to grant to any third party a security interest in the property or assets of the Pledgor which would include the Pledged Assets.

         (g) The Pledgor's chief executive office within the meaning of ss. 9-103(3)(d) of the UCC, is listed on Schedule 2 hereto.

         (h) None of the Pledged Securities is, nor at any time during the term of this Pledge Agreement will be, (i) dealt in or traded on securities exchanges or in securities markets, (ii) expressly governed by Article 8 ("Article 8") of the UCC pursuant to the terms of the Organizational Documents, (iii) an investment company security (as defined in UCC ss. 8-103 of Article 8) or (iv) held in a securities account (as defined in UCC ss. 8-501 of Article 8).

         (i) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required for (1) the pledge by the Pledgor of the Pledged Assets pursuant to this Pledge Agreement, (2) the creation and perfection of a first priority security interest in the Pledged Assets in favor of the Banks or for the execution, delivery or performance of this Pledge Agreement by the Pledgor or
(3) for the exercise by the Agent on behalf of the Banks of the remedies in respect of the Pledged Assets pursuant to this Pledge Agreement (except as may be required by the UCC).

         5. Covenants of Pledgor.

         (a) The Pledgor hereby covenants that, until the Repayment Date, it will not, without the prior written consent of the Agent and the Banks:

                  (i) Sell, convey, or otherwise dispose of any of the Pledged Assets (other than cash distributions permitted to be retained by the Pledgor pursuant to Section 2(d)) or any interest therein or create, incur, or permit to exist any pledge, mortgage, lien, charge, encumbrance or security interest whatsoever in or with respect to any of the Pledged Assets or the proceeds thereof, other than that created hereby; or

                  (ii) Consent to or approve the issuance of any additional Capital Securities in the issuer of the Pledged Securities; or any Capital Securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such Capital Securities, or any warrants, options, rights, or other commitments entitling any person to purchase or otherwise acquire any such Capital Securities, unless, in each case, such additional Capital Securities, convertible Capital Securities, warrants, options, rights or other commitments, are pledged to the Agent pursuant to this Agreement; or

                  (iii) Change its name, identity or organizational structure in any manner that might make any financing or continuation statement filed hereunder seriously misleading within the meaning of Section 9-402(7) of the UCC (or any other then applicable provision of the UCC) unless the Pledgor has given the Agent at least 90 days' prior written notice thereof or has delivered to the Agent acknowledgment copies of UCC-3 financing statements duly executed and duly filed in each jurisdiction in which UCC-l filings were required in order to perfect the security interest granted by this Pledge Agreement in the Pledged Assets and have taken all actions (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Agent to amend such financing statement or continuation statement so that it is not seriously misleading.

         (b) The Pledgor warrants and will, at its own expense, defend the Agent's right, title, special property and security interest in and to the Pledged Assets against the claims of any person, firm, corporation or other entity.

         6. Registration Statement.

         (a) If the Agent elects to exercise its right to sell or otherwise dispose of all or any part of the Pledged Securities, and if, in the opinion of counsel for the Agent, it is necessary to have the Pledged Securities or that portion thereof to be sold registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Pledgor shall use its best efforts to cause:

                  (i) The issuer of such Pledged Securities, its governing body and responsible officers, to take all action necessary to register such Pledged Securities or that portion thereof to be disposed of under the provisions of the Securities Act, at the Pledgor's expense;

                  (ii) The registration statement relating thereto to become effective and to remain so for not less than one year from the date of the first public offering of such Pledged Securities or that portion thereof so to be disposed of, and to make all amendments thereto and to the related prospectus that, in the opinion of the Agent or its counsel, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

                  (iii) The issuer of such Pledged Securities to comply with the provisions of the "Blue Sky" law of any jurisdiction designated by the Agent; and

                  (iv) The issuer of such Pledged Securities to make available to all holders of its Capital Securities, as soon as practicable, an earnings statement (which need not be audited) covering a period of at least twelve months but not more than eighteen months, beginning with the first month after the effective date of any such registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act.

         (b) The Pledgor acknowledges that a breach of any of the covenants contained in paragraph 5(a) above may cause irreparable injury to the Banks; that the Agent and the Banks will have no adequate remedy at law with respect to such breach; and, as a consequence, that the Pledgor's covenants in paragraph 5(a) shall be specifically enforceable against the Pledgor; and the Pledgor hereby waives, to the extent such waiver is enforceable under law, and shall not assert, any defenses against an action for specific performance of such covenants, except for a defense that no Event of Default has occurred.

         (c) Notwithstanding the foregoing, the Pledgor recognizes that the Agent may be unable to effect a public sale of all or a part of the Pledged Securities and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Capital Securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Agent than those of public sales, and agrees that the sale of the Pledged Securities does not have to be a public sale in order to be made in a commercially reasonable manner and that the Agent has no obligation to delay sale of any such Pledged Securities to permit the issuer thereof to register it for public sale under the Securities Act.

         7. Notices Concerning Pledged Assets. The Pledgor will promptly deliver to the Agent all written notices, and will promptly give the Agent written notice of any other notices, received by it with respect to Pledged Assets.

         8. Further Assurances. The Pledgor shall at any time, and from time to time, upon the written request of the Agent, execute and deliver such further documents and do such further acts and things as the Agent may reasonably request to effect the purposes of this Pledge Agreement, including, without limitation, delivering to the Agent upon the occurrence of an Event of Default irrevocable proxies with respect to the Pledged Securities in form satisfactory to the Agent. Until receipt thereof, this Pledge Agreement shall constitute the Pledgor's proxy to the Agent or its nominee to vote all Pledged Securities then registered in the Pledgor's name in accordance with Section 2(c).

         9. Termination. This Pledge Agreement shall terminate on the later of
(i) the second anniversary of the Closing Date and (ii) the last day of the second consecutive quarter in which the Leverage Ratio has been less than 2.25x, provided that at the time of such termination, the Global Leverage Ratio is less than 3.50x. If the Leverage Ratio is greater than or equal to 2.25x at any time after such pledge has been released, the Borrower shall re-pledge the Collateral to the Banks and take all actions necessary to effect such pledge. Upon termination of this Pledge Agreement, the Agent shall deliver to the Pledgor, or register a release for the benefit of the Pledgor, at the Pledgor's expense, such of the Pledged Assets as shall not have been sold or otherwise applied pursuant to this Pledge Agreement.

         10. Limitation on Agent's Duty in Respect of Collateral. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Assets while held hereunder, the Agent shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Assets upon surrendering or tendering surrender of the Pledged Assets to the Pledgor.

         11. Severability. Any provision of this Pledge Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         12. No Waiver; Cumulative Remedies. Neither the Agent nor the Banks shall, by any act, delay, omission or otherwise, be deemed to have waived any of its or their rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Agent on behalf of the Banks, and then only to the extent therein set forth. A waiver by the Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or the Banks would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of the Agent or the Banks, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise or any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Pledgor and the Agent on behalf of the Banks.

         13. Successors and Assigns; Governing Law. This Pledge Agreement and all obligations of the Pledgor hereunder shall be binding upon the successors and assigns of the Pledgor, and shall, together with the rights and remedies of the Agent hereunder, inure to the benefit of the Agent, the Banks and their respective successors and assigns. This Pledge Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of New York.

         14. Further Indemnification. The Pledgor agrees to pay, and to save the Agent and the Banks harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Pledged Assets or in connection with any of the transactions contemplated by this Pledge Agreement.

         15. Notices. Any notice to the Agent or the Banks or the Pledgor required or permitted by this Pledge Agreement shall be effective if given in accordance with Section 10.04 of the Credit Agreement, to the address specified in Schedule 2 attached hereto, or such other address as the Pledgor may specify in accordance with Section 10.04 of the Credit Agreement, in the case of notices to the Pledgor.

         IN WITNESS WHEREOF, the Pledgor has caused this Pledge Agreement to be duly executed and delivered as of the date and year first above written.


                                              FLORIDA EXPRESS CARRIERS, INC.


                                              By: /s/ R. W. Anestis
                                                 ------------------------------
                                                 Its: Chairman

                                   Schedule 1
                               CAPITAL SECURITIES

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Issuer, including exact name,      Certificate No.   No. of     Exact Name of
   the type of entity and          (if applicable)   Shares   Registered Holder
jurisdiction of organization
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Florida Express Logistics, Inc.,          1           100     Florida Express
a Florida corporation                                         Carriers, Inc.

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


                                   Schedule 2

                          FILING OFFICE AND INFORMATION


Filing Office:        Secretary of State of the State of Florida




Location of Pledgor:  Florida Express Carriers, Inc.
                      One Malaga Street
                      St. Augustine, Florida  32084
                      Attention:  General Counsel
                      Telecopier Number (904) 826-2379